UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 31, 2012

NAVIDEA BIOPHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35076	31-1080091
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

425 Metro Place North, Suite 450, Dublin, Ohio	43017
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(614) 793-7500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On July 31, 2012, Navidea Biopharmaceuticals, Inc. (the “Company”) entered into a sublicense agreement (the “Sublicense Agreement”) with Alseres Pharmaceuticals, Inc., a Delaware corporation (“Alseres”). Pursuant to the terms of the Sublicense Agreement, Alseres has granted the Company an exclusive license (with the right to grant sublicenses) in all countries and territories of the world for the purpose of researching, developing and commercializing products containing [123I]-E-IACFT Injection (the “Agent”). The Agent is an Iodine-123 radiolabeled imaging agent being developed as an aid in the diagnosis of Parkinson’s disease and other movement disorders. The Sublicense Agreement will continue in effect until the expiration of the last claim for a non-expired patent right controlled by Alseres or its affiliates which would be infringed by the research, development, or commercialization of a product containing the Agent, unless earlier terminated by either party pursuant to the terms of the Sublicense Agreement. In consideration for the license granted by Alseres pursuant to the Sublicense Agreement, the Company agreed to make a one-time sub-license execution payment to Alseres consisting of (i) $175,000 in cash and (ii) the issuance of 300,000 shares of the Company’s common stock. The Sublicense Agreement also provides for contingent milestone payments to Alseres of up to $2,900,000, and the issuance of up to an additional 1,150,000 shares of the Company’s common stock. In addition, the terms of the Sublicense Agreement anticipate royalties on annual net sales of products based on the Agent. The Company has also agreed to register the common stock issuable in accordance with the Sublicense Agreement pursuant to the terms of a registration rights agreement, dated July 31, 2012, between the Company and Alseres (the “Registration Rights Agreement”).

The foregoing description of the terms of the Sublicense Agreement and the Registration Rights Agreement is qualified in its entirety by reference to the full text of each of the License Agreement and the Registration Rights Agreement, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and each of which is incorporated herein in its entirety by reference.

Item 8.01    Other Events.

On July 31, 2012, the Company issued a press release announcing that it had entered into an agreement with Alseres to license [123I]-E-IACFT Injection, an Iodine-123 radiolabeled imaging agent being developed as an aid in the diagnosis of Parkinson’s disease and other movement disorders. A copy of the complete text of the Company’s July 31, 2012, press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Exhibit Description

10.1	Sublicense Agreement, dated July 31, 2012, by and between Alseres Pharmaceuticals, Inc. and Navidea Biopharmaceuticals, Inc. (portions of this Exhibit have been omitted pursuant to a request for confidential treatment and have been filed separately with the United States Securities and Exchange Commission).

10.2	Registration Rights Agreement, dated July 31, 2012, by and between Navidea Biopharmaceuticals, Inc. and Alseres Pharmaceuticals, Inc.

99.1	Navidea Biopharmaceuticals, Inc. press release dated July 31, 2012, entitled “Navidea Biopharmaceuticals Completes License for Parkinson's Disease Imaging Agent.”

The Private Securities Litigation Reform Act of 1995 (the Act) provides a safe harbor for forward-looking statements made by or on behalf of the Company. Statements contained or incorporated by reference in this Current Report on Form 8-K, which relate to other than strictly historical facts, such as statements about the Company’s plans and strategies, expectations for future financial performance, new and existing products and technologies, anticipated clinical and regulatory pathways, and markets for the Company’s products are forward-looking statements within the meaning of the Act. The words “believe,” “expect,” “anticipate,” “estimate,” “project,” and similar expressions identify forward-looking statements that speak only as of the date hereof. Investors are cautioned that such statements involve risks and uncertainties that could cause actual results to differ materially from historical or anticipated results due to many factors including, but not limited to, the Company’s continuing operating losses, uncertainty of market acceptance of its products, reliance on third party manufacturers, accumulated deficit, future capital needs, uncertainty of capital funding, dependence on limited product line and distribution channels, competition, limited marketing and manufacturing experience, risks of development of new products, regulatory risks and other risks detailed in the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other filings with the United States Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Navidea Biopharmaceuticals, Inc.

Date: August 6, 2012	By:	/s/ Brent L. Larson
Brent L. Larson, Senior Vice President and Chief Financial Officer

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